EXHIBIT 1


   [LOGO]                    [ ] MetroPark               [ ] Phone: 732 906-3200
                                 99 Wood Avenue South
                                 Iselin, New Jersey 08830-0471



July 23, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read Item 4 of Amendment No. 1 to the Form 8-K dated July 13, 1998, of FOHP, Inc. and are in agreement with the statements contained in the first, second and third paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                 /s/Ernst & Young LLP
                                                 -------------------------------
                                                 Ernst & Young LLP





       Ernst & Young LLP is a member of Ernst & Young International, Ltd.